Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 20, 2009 relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of Columbia Small Cap Value Fund, Variable Series, Columbia Strategic Income Fund, Variable Series, Columbia International Fund, Variable Series, Columbia Large Cap Value Fund, Variable Series, Columbia Select Large Cap Growth Fund, Variable Series, Columbia Select Opportunities Fund, Variable Series, Columbia Value and Restructuring Fund, Variable Series, Columbia S&P 500 Index Fund, Variable Series, Columbia Mid Cap Value Fund, Variable Series, Columbia Asset Allocation Fund, Variable Series, Columbia Federal Securities Fund, Variable Series, Columbia Money Market Fund, Variable Series, Columbia Small Company Growth Fund, Variable Series and Columbia Large Cap Growth Fund, Variable Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

April 27, 2009